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                          [LOGO OF LATHAM & WATKINS]


                               October 15, 1996



DIGEX, Incorporated
6800 Virginia Manor Road
Beltsville, MD  20705

          Re: Public offering by DIGEX, Incorporated (the "Company") of up to 5,175,000 shares of Common Stock of the Company, par value $0.01 per share, pursuant to a Registration Statement on Form SB-2 of the Company (File No. 333-05871)
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Ladies and Gentlemen:

          In connection with the registration of up to 5,175,000 shares (the "Shares") of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Act"), by DIGEX, Incorporated, a Maryland corporation (the "Company"), on Form SB-2 filed with the Securities and Exchange Commission (the "Commission") on June 12, 1996 (File No. 333-05871), as amended by Amendment No. 1 filed on July 5, 1996, by Amendment No. 2 filed on July 23, 1996, by Amendment No. 3 filed on September 30, 1996, by Amendment No. 4 filed on October 8, 1996 and by Amendment No. 5 filed on October 15, 1996 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of up to 5,175,000 shares of the Company's Common Stock to be offered by the Company and for the purposes of this opinion, have assumed such proceedings, including the Company's reincorporation in Delaware, will be timely completed
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DIGEX, Incorporated
October 15, 1996
Page 2

in the manner contemplated by the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within the State of Delaware.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Very truly yours,